Exhibit T3E-3

ANGIOTECH PHARMACEUTICALS, INC.

OFFER TO EXCHANGE

9% SENIOR NOTES DUE 2016 OF ANGIOTECH PHARMACEUTICALS (US), INC.

FOR

UP TO $200,000,000 OF ITS OUTSTANDING

SENIOR FLOATING RATE NOTES DUE 2013

IN A TRANSACTION EXEMPT FROM REGISTRATION

UNDER THE SECURITIES ACT OF 1933, AS AMENDED

To Brokers, Securities Dealers, Commercial Banks

Trust Companies And Other Nominees:

Enclosed for your consideration is a Offering Memorandum and Consent Solicitation Statement dated July 3, 2012 (as the same may be amended or supplemented from time to time, the “Offering Memorandum”) and a form of Letter of Transmittal (the “Letter of Transmittal”) relating to the offer (the “Exchange Offer”) by Angiotech Pharmaceuticals, Inc. (the “Company”) to exchange new 9% Senior Notes due 2016 (the “New Notes”) issued by Angiotech Pharmaceuticals (US), Inc. (the “Issuer”) for up to $200,000,000 in aggregate principal amount of its outstanding Senior Floating Rate Notes due 2013 (the “Existing Notes”) and the related solicitation of consents (the “Consents”) to the proposed amendments to the indenture, dated as of March 12, 2011 (as heretofore amended and supplemented, the (“Existing Notes Indenture”), between the Company, the guarantors party thereto and Deutsche Bank National Trust Company, as trustee, under which the Existing Notes were issued, providing for, among other things, the New Notes and the Existing Notes to vote together as a single class on certain matters (the “Proposed Amendments”).

We are asking you to contact your clients for whom you hold Existing Notes registered in your name or in the name of your nominee. In addition, we ask you to contact your clients who, to your knowledge, hold Existing Notes registered in their own name. The Company will not pay any fees or commissions to any broker, dealer or other person in connection with the solicitation of tenders and deliveries of Consents pursuant to the Exchange Offer and Consent Solicitation. You will, however, be reimbursed by the Company for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. The Company will pay all transfer taxes, if any, applicable to the tender of Existing Notes to it or its order, except as otherwise provided in the Offering Memorandum and the Letter of Transmittal.

Enclosed are copies of the following documents:

1. The Offering Memorandum;

2. A Letter of Transmittal for your use in connection with the tender of Existing Notes and delivery of Consents and for the information of your clients; and

3. A form of letter that may be sent to your clients for whose accounts you hold Existing Notes registered in your name or the name of your nominee, with space provided for obtaining the clients’ instructions with regard to the Exchange Offer and Consent Solicitation.

Your prompt action is requested. The Exchange Offer and Consent Solicitation will expire at 11:59 p.m., New York City time, on July 31, 2012, unless extended (the “Expiration Time”). To receive the Early Tender Premium, you will have to validly tender your Existing Notes and related Consent prior to 11:59 p.m., New York City time, on July 17, 2012, unless extended (the “Early Tender Time”). Existing Notes tendered and delivery of the related Consents pursuant to the Exchange Offer and Consent Solicitation may be withdrawn, subject to the procedures described in the Offering Memorandum, at any time prior to the Early Tender Time.

To tender Existing Notes and deliver the related Consents, certificates for Existing Notes or a Book-Entry Confirmation, a duly executed and properly completed Letter of Transmittal or a facsimile thereof, and any other required documents, must be received by the Exchange Agent as provided in the Offering Memorandum and the Letter of Transmittal.

Additional copies of the enclosed material may be obtained from Deutsche Bank National Trust Company, the Exchange Agent, by calling (904) 271-2522.

Very truly yours,

Angiotech Pharmaceuticals, Inc.

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE OFFERING MEMORANDUM AND CONSENT SOLICITATION STATEMENT AND THE LETTER OF TRANSMITTAL.

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